Exhibit 99.01

	CONTACTS: For Media Inquiries:	For Investor Inquiries:
	Jared Tipton Cepheid Corporate Communications Tel: (408) 400 8377 jared.tipton@cepheid.com	Jacquie Ross Cepheid Investor Relations Tel: (408) 400 8329 investor.relations@cepheid.com

Cepheid 904 Caribbean Drive Sunnyvale, CA 94089 Telephone: 408.541.4191 Fax: 408.541.4192

CEPHEID REPORTS 2009 THIRD QUARTER RESULTS

Clinical Reagent Business Grows 40% Year-Over-Year to Record $24.1 Million

SUNNYVALE, California, October 28, 2009 – Cepheid (Nasdaq: CPHD) today reported revenue for the third quarter of 2009 of $41.6 million. Net loss was $3.8 million, or $(0.07) per share, which compares to revenue of $44.9 million and a net loss of $6.6 million, or $(0.12) per share, in the third quarter of 2008.

Excluding amortization of purchased intangible assets and stock compensation expense, non-GAAP net loss for the third quarter was $0.1 million, or $(0.00) per share. This compares to a non-GAAP net loss of $2.5 million, or $(0.04) per share, in the third quarter of 2008.

“Cepheid continued to deliver against its aggressive development pipeline during the third quarter, with the commercial release of our high-throughput GeneXpert® Infinity-48 System, our Xpert® test for Clostridium difficile, and our Xpert test for HemosIL Factor II and Factor V,” said John Bishop, Cepheid’s Chief Executive Officer. “With our broadest test menu and system offering to date, Cepheid is defining the meaning of molecular diagnostics for labs of all sizes. This is highlighted by the rapid expansion of our Clinical Reagent business that is in a large part driven by continued adoption among our expanding GeneXpert system installed base of more than 1200 systems globally.”

Operational Overview

•	Total product sales of $40.8 million in the third quarter of 2009, compared to $42.4 million in the third quarter of 2008. By industry, product sales were, in millions:

	Three Months Ended September 30,
	2009	2008	Change
Clinical Systems	$5.8	$10.7	-46%
Clinical Reagents	24.1	17.2	40%

Total Clinical	29.9	27.9	7%
Industrial	5.0	4.2	18%
Biothreat	4.0	8.6	-54%
Partner	1.9	1.7	15%

Total Product Sales	$40.8	$42.4	-4%

•	By geography, product sales were, in millions:

	Three Months Ended September 30,
	2009	2008	Change
North America
Clinical	$22.9	$23.0	0%
Other	9.1	12.8	-29%

Total North America	32.0	35.8	-10%

International
Clinical	7.0	5.0	40%
Other	1.8	1.6	12%

Total International	8.8	6.6	33%

Total Product Sales	$40.8	$42.4	-4%

•

During the quarter, Cepheid installed a total of 94 GeneXpert systems and 629 modules. As of September 30, 2009, a cumulative total of 1,241 GeneXpert systems and 6,757 modules have been placed worldwide.

•	GAAP gross margin on product sales was 42% and non-GAAP gross margin on product sales was 44%, which compares to 44% and 45%, respectively, in the third quarter of 2008.

•	Cash, cash equivalents and investments, net of associated debt, were $43.8 million as of September 30, 2009.

•	DSO was 46 days.

Business Outlook

For the fiscal year ending December 31, 2009, the company expects:

•	Total revenue to be in the range of $165 to $169 million;

•	Net loss in the range of $(0.42) to $(0.45) per share;

•	Non-GAAP net loss in the range of $(0.13) to $(0.16) per share.

Non-GAAP net loss excludes approximately $16 million related to stock compensation expense, $1 million related to the amortization of acquired intangibles, and $0.7 million related to restructuring expenses.

Accessing Cepheid’s Q309 Results Conference Call

The company will host a management presentation at 2:00 p.m. Pacific Time on Wednesday, October 28, 2009 to discuss the results. To access the live webcast, please visit Cepheid’s website at www.cepheid.com/investors at least 15 minutes before the scheduled start time to download any necessary audio or plug-in software. A replay of the webcast will be available shortly following the call and will remain available for at least 90 days.

Interested participants may also listen to the live teleconference call by dialing (866) 783-2142 (domestic) or (857) 350-1601 (international), and entering participant code 30186203. A replay will be available for seven days beginning at 4 p.m. Pacific Time. Access numbers for this replay are (888) 286-8010 (domestic) and (617) 801-6888 (international), with participant code 49827607.

About Cepheid

Based in Sunnyvale, Calif., Cepheid (Nasdaq: CPHD) is an on-demand molecular diagnostics company that develops, manufactures, and markets fully-integrated systems and tests for genetic analysis in the clinical, industrial and biothreat markets. The company’s systems enable rapid, sophisticated genetic testing for organisms and genetic-based diseases by automating otherwise complex manual laboratory procedures. The company’s easy-to-use systems integrate a number of complicated and time-intensive steps, including sample preparation, DNA amplification and detection, which enable the analysis of complex biological samples in its proprietary test cartridges. Through its strong molecular biology capabilities, the company is focusing on those applications where rapid molecular testing is particularly important, such as identifying infectious disease and cancer in the clinical market; food, agricultural, and environmental testing in the industrial market; and identifying bio-terrorism agents in the biothreat market. See www.cepheid.com for more information.

Use of Non-GAAP Measures

The company has supplemented its reported GAAP financial information with non-GAAP measures that do not include employee share-based compensation expense and amortization of purchased intangible assets and restructuring charges. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. The company’s management uses the non-GAAP information internally to evaluate its ongoing business, continuing operational performance and cash requirements, and believes these non-GAAP measures are useful to investors as they provide a basis for evaluating the company’s cash requirements and additional insight into the underlying operating results and the company’s ongoing performance in the ordinary course of its operations.

These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the company’s results of operations in conjunction with the corresponding GAAP measures.

As described above, the company excludes the following items from one or more of its non-GAAP measures when applicable:

Employee share-based compensation expense. These expenses consist primarily of expenses for employee stock options and employee restricted stock under SFAS 123(R). The company excludes employee share-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the company does not believe are reflective of ongoing operating results. Further, as the company applies SFAS 123(R), it believes that it is useful to investors to understand the impact of the application of SFAS 123(R) on its results of operations.

Amortization of purchased intangible assets. The company incurs amortization of purchased intangible assets in connection with acquisitions. The company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the company’s prior acquisitions and have no direct correlation to the operation of the company’s business.

Restructuring expenses. The company excluded expenses associated with its Q109 restructuring from its results for non-GAAP net loss for the first nine months of 2009 and also from its outlook for non-GAAP net loss for fiscal 2009. The company excluded these items as it believes such amounts are non-recurring in nature, and do not have a direct impact on the operation of the company’s core business.

Patent License Amortization

Our internal periodic review of our patent license useful lives during the second quarter of 2009 identified that the useful lives of certain patents were miscalculated at the time those patents were acquired, thus those patent licenses were being amortized over incorrect useful lives. This error resulted in the understatement of amortization expense over several reporting periods, starting in 2004.

On October 1, 2009, the Company filed a Form 10-K/A which restated the consolidated balance sheets as of December 31, 2008 and 2007 and the consolidated statements of operations, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2008, and provided supplementary financial data for each of the eight quarters in the period ended December 31, 2008 correcting the patent license errors.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Cepheid’s or its management’s intentions, beliefs, expectations and strategies for the future, including those relating to potential growth, product pipeline, demand for certain products, future revenues and future net loss. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the company’s current expectations. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to: the uncertain impact of the significant global economic downturn on our business, and that of our customers, potential customers and business partners; our success in increasing direct sales and the effectiveness of new sales personnel; the performance and market acceptance of new products; sufficient customer demand; our ability to develop and complete clinical trials successfully in a timely manner for new products; uncertainties related to the FDA regulatory and European regulatory processes; the level of testing at clinical customer sites; changes in the protocols or levels of testing for Healthcare Associated Infections (HAIs); the company’s ability to successfully introduce and sell products in clinical markets other than HAIs; the rate of environmental biothreat testing conducted by the USPS, which will affect the amount of consumable products sold to the USPS; unforeseen development and manufacturing problems; the potential need for additional intellectual property licenses for tests and other products and the terms of such licenses; lengthy sales cycles in certain markets; the company’s reliance on distributors in some regions to market, sell and support its products; the occurrence of unforeseen expenditures, acquisitions or other transactions; the impact of acquisitions; the impact of competitive products and pricing; the company’s ability to manage geographically-dispersed operations; and underlying market conditions worldwide. Readers should also refer to the section entitled “Risk Factors” in Cepheid’s Annual Report on Form 10-K for 2008, its most recent Quarterly Report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information currently available to Cepheid, and Cepheid assumes no obligation to update any such forward-looking statement or reasons why results might differ.

FINANCIAL TABLES FOLLOW

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
		As Restated (1)		As Restated (1)
Revenues:
System sales	$10,628	$13,961	$27,448	$40,708
Reagent and disposable sales	30,170	28,432	89,498	82,558

Total product sales	40,798	42,393	116,946	123,266
Other revenues	837	2,522	4,477	8,532

Total revenues	41,635	44,915	121,423	131,798

Costs and operating expenses:
Cost of product sales	23,765	23,792	67,705	69,985
Collaboration profit sharing	1,306	2,460	6,547	8,970
Research and development	8,744	11,611	29,397	32,473
Sales and marketing	7,040	7,871	20,769	22,246
General and administrative	5,223	5,517	15,832	15,782
Gain from legal settlement	(243)	—	(243)	—
Restructuring charge	—	—	747	—

Total costs and operating expenses	45,835	51,251	140,754	149,456

Loss from operations	(4,200)	(6,336)	(19,331)	(17,658)
Other income, net	116	(906)	647	567

Loss before income tax benefit	(4,084)	(7,242)	(18,684)	(17,091)
Income tax benefit	245	614	464	750

Net loss	$(3,839)	$(6,628)	$(18,220)	$(16,341)

Basic and diluted net loss per share	$(0.07)	$(0.12)	$(0.31)	$(0.29)

Shares used in computing basic and diluted net loss per share	58,335	57,538	58,075	56,917

(1)	See discussion in press release.

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS

(in thousands)

	September 30, 2009	December 31, 2008
		As Restated (1)
ASSETS
Current assets:
Cash and cash equivalents	$33,341	$23,478
Restricted cash	—	1,500
Short-term investments	25,030	—
Accounts receivable, net	21,065	18,952
Inventory	33,425	33,498
Prepaid expenses and other current assets	2,907	4,636

Total current assets	115,768	82,064
Property and equipment, net	25,179	24,109
Investments	—	24,539
Other non-current assets	525	920
Intangible assets	32,523	33,791
Goodwill	18,626	18,556

Total assets	$192,621	$183,979

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$15,511	$9,669
Accrued compensation	7,244	7,919
Accrued royalties	10,276	5,953
Accrued collaboration profit sharing	—	2,023
Accrued other liabilities	8,712	6,816
Current portion of deferred revenue	3,114	2,834
Bank borrowing	14,598	14,639

Total current liabilities	59,455	49,853
Long-term portion of deferred revenue	1,970	1,753
Other liabilities	4,297	3,549

Total liabilities	65,722	55,155

Shareholders’ equity:
Common stock	272,165	266,991
Additional paid-in capital	52,253	41,619
Accumulated other comprehensive income (loss)	464	(23)
Accumulated deficit	(197,983)	(179,763)

Total shareholders’ equity	126,899	128,824

Total liabilities and shareholders’ equity	$192,621	$183,979

(1)	See discussion in press release.

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,
	2009	2008
		As Restated (1)
Cash flows from operating activities:
Net loss	$(18,220)	$(16,341)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,345	5,682
Amortization of intangible assets	5,117	3,971
Amortization of prepaid compensation expense	147	189
Stock-based compensation related to employees and consulting services rendered	11,031	10,837
Unrealized gain on auction rate securities	(8,490)	—
Unrealized loss on put option	7,900	—
Deferred rent	(5)	304
Changes in operating assets and liabilities:
Accounts receivable	(2,113)	3,380
Inventory	(319)	(5,692)
Prepaid expenses and other current assets	1,574	(1,567)
Other non-current assets	394	(178)
Accounts payable and other current liabilities	8,494	7,178
Accrued compensation	(675)	(2,052)
Deferred revenue	498	(1,119)

Net cash provided by operating activities	11,678	4,592

Cash flows from investing activities:
Capital expenditures	(7,119)	(12,293)
Acquisition of leasehold improvements	—	327
Payments for technology licenses	(1,500)	—
Cost of acquisition, net	(148)	—
Proceeds from sale and maturities of marketable securities and short-term investments	100	2,550
Proceeds from the sale of fixed assets	16	125
Transfer to unrestricted cash	1,500	517

Net cash used in investing activities	(7,151)	(8,774)

Cash flows from financing activities:
Net proceeds from the issuance of common shares and exercise of stock options and awards	5,174	11,977
Principal payments of bank borrowing	(40)	—
Principal payments of notes payable	—	(4)

Net cash provided by financing activities	5,134	11,973

Effect of exchange rate change on cash	202	122

Net increase in cash and cash equivalents	9,863	7,913
Cash and cash equivalents at beginning of period	23,478	16,476

Cash and cash equivalents at end of period	$33,341	$24,389

(1)	See discussion in press release.

CEPHEID

RECONCILIATION OF GAAP TO NON-GAAP MEASURES (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
		As Restated (1)		As Restated (1)
Total Product Sales	$40,798	$42,393	$116,946	$123,266
Total Revenues	$41,635	$44,915	$121,423	$131,798

Cost of product sales	$23,765	$23,792	$67,705	$69,985
Stock compensation expense	(647)	(419)	(1,729)	(1,016)
Amortization of purchased intangible assets	(324)	(241)	(972)	(723)

Non-GAAP measure of cost of product sales	$22,794	$23,132	$65,004	$68,246

Gross margin on product sales per GAAP	42%	44%	42%	43%
Gross margin on product sales per non-GAAP	44%	45%	44%	45%

Research and development	$8,744	$11,611	$29,397	$32,473
Amortization of purchased intangible assets	(24)	(23)	(72)	(71)
Stock compensation expense	(1,048)	(1,485)	(3,769)	(4,162)

Non-GAAP measure of cost of research and development	$7,672	$10,103	$25,556	$28,240

Sales and marketing	$7,040	$7,871	$20,769	$22,246
Amortization of purchased intangible assets	(64)	(21)	(177)	(63)
Stock compensation expense	(613)	(868)	(1,991)	(2,622)

Non-GAAP measure of cost of sales and marketing	$6,363	$6,982	$18,601	$19,561

General and administrative	$5,223	$5,517	$15,832	$15,782
Stock compensation expense	(1,048)	(1,097)	(3,417)	(3,037)

Non-GAAP measure of cost of general and administrative	$4,175	$4,420	$12,415	$12,745

Income (loss) from operations	$(4,200)	$(6,336)	$(19,331)	$(17,658)
Restructuring charge	—	—	747	—
Stock compensation expense	3,356	3,869	10,906	10,837
Amortization of purchased intangible assets	412	285	1,221	857

Non-GAAP measure of income (loss) from operations	$(432)	$(2,182)	$(6,457)	$(5,964)

Net income (loss)	$(3,839)	$(6,628)	$(18,220)	$(16,341)
Restructuring charge	—	—	747	—
Stock compensation expense	3,356	3,869	10,906	10,837
Amortization of purchased intangible assets	412	285	1,221	857

Non-GAAP measure of net income (loss)	$(71)	$(2,474)	$(5,346)	$(4,647)

Basic and diluted net income (loss) per share	$(0.07)	$(0.12)	$(0.31)	$(0.29)
Restructuring charge	—	—	0.01	—
Stock compensation expense	0.06	0.08	0.19	0.19
Amortization of purchased intangible assets	0.01	—	0.02	0.02

Non-GAAP measure of net income (loss)	$(0.00)	$(0.04)	$(0.09)	$(0.08)

Shares used in computing basic and diluted net income (loss) per share	58,335	57,538	58,075	56,917

(1)	See discussion in press release.

# # # #